SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 31, 2004

LFG International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

Can/Am Autosales, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2004, George Giannopoulos and Nick Beretanos resigned their positions as Directors of LFG International, Inc. (formerly Can/Am Autosales, Inc.). Mr. Giannopoulos also resigned as Secretary and Treasurer.  Each Director submitted a letter of resignation stating that there were no disagreements with the Board of Directors or management of LFG International, Inc. Those letters are attached hereto as exhibits. Neither Mr. Giannopoulos nor Mr. Beretanos held positions on any committees of the Board of Directors at the time if their resignation. The Company has or will provide a copy of the disclosures it is making under this Item 5.02 no later than the date this Report is filed with the Securities and Exchange Commission to each of the resigning Directors. The Company will request that Mssrs. Giannopoulos and Beretanos furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not they disagree with the statements made by us herein, and if not, stating the respects in which they disagree. The Company has received letters from each of the resigning directors and attaches them hereto as exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                              CAN/AM AUTOSALES, INC.

September 3, 2004                                                             /s/ Trianfyllos Groumoutis

Date                                                                                      Triantfyllos Groumoutis, President